U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2017

MEDICINE MAN TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-55450	46-5289499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4880 Havana Street

Suite 201

Denver, Colorado 80239

(Address of principal executive offices)

(303) 371-0387

(Issuer’s Telephone Number)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective June 7, 2017, we consummated the acquisition of Pono Publications Ltd. (“Pono”) and Success Nutrients, Inc. (“SN”), each a Colorado corporation. We have previously reported that we had executed all applicable documentation for these acquisitions. On June 3, 2017, at our annual meeting of shareholders, our shareholders approved these acquisitions pursuant to the laws of the State of Nevada. On June 7, 2017, all required filings were made with both the State of Colorado and State of Nevada. As a result, Pono has been consolidated into our wholly owned subsidiary, Medicine Man Consulting, Inc. and SN is now a wholly owned subsidiary of our Company.

As previously reported, we agreed to issue an aggregate of 7 million shares of our Common Stock in exchange for all of the issued and outstanding securities of both Pono and SN. Pono and SN shareholders each received 3.5 million shares of our Common Stock, pro rata to each shareholder’s respective ownership in each company.

As part of the terms of these acquisitions, Josh Haupt was appointed as our Chief Cultivation Officer and Charles Haupt, Josh’s father, is now a member of our Board of Directors. See Item 5.02, below.

For accounting purposes, the effective date of our acquisition of Pono and SN was April 1, 2017.

Pono’s and SN’s audited financial statements for the fiscal years ended December 31, 2016 and 2015, the interim unaudited financial statements for both Pono and SN and the pro forma financial statements will be filed in an amendment to this report within 75 days from June 7, 2017.

Reference is made to our Form 8-K dated February 27, 2017, wherein we disclose the remainder of the material terms and included the relevant agreements as exhibits. Our report on Form 8-K dated February 27, 2017 is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Effective June 7, 2017, we issued an aggregate of 7 million shares of our Common Stock in exchange for all of the issued and outstanding securities of both Pono and SN. Pono and SN shareholders each received 3.5 million shares of our Common Stock, pro rata to each shareholder’s respective ownership in each company. As a result of the issuance of shares of our common stock in exchange for the outstanding shares of Pono and SN capital stock, the stockholders of both Pono and SN became stockholders of our Company and the Pono and SN shareholders own approximately 20% of our issued and outstanding shares of common stock and our current stockholders own approximately 60% of our issued and outstanding shares of common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our annual meeting of shareholders held June 3, 2017, the following persons were elected as directors, for the terms indicated.

Andrew Williams, Brett Roper, James C. Toreson, Charles Haupt and Paul Dickman.

Messrs. Roper and Toreson will serve as directors until the Annual Meeting of Stockholders held in 2018 and the election and qualification of the director’s respective successor or until the director’s earlier death, removal or resignation.

Messrs. Williams and Dickman will serve as directors until the Annual Meeting of Stockholders held in 2019 and the election and qualification of the director’s respective successor or until the director’s earlier death, removal or resignation.

Mr. Haupt will serve as a director until the Annual Meeting of Stockholders held in 2020 and the election and qualification of the director’s successor or until the director’s earlier death, removal or resignation.

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Additionally, Mr. Andrew Williams resigned as our CEO and accepted the position of Chairperson of our Board of Directors. Mr. Brett Roper resigned as the Chairperson of the Board of Directors as well as our Chief Operating Officer and accepted the position of Chief Executive Officer. He will remain as our Secretary. Mr. Paul Dickman also resigned his position as our Chief Financial Officer and was replaced by Jonathan Sandberg.

Andrew Williams will serve as Chairperson of our Corporate Governance/Nominating Committee. Charles Haupt will serve as the Chairperson of our Compensation Committee as well as an independent member of our Audit and Corporate Governance/Nominating Committee. James Toreson will continue to serve as the Chairperson of our Audit committee as well as an independent member of the Compensation and Corporate Governance/Nominating Committee. Paul Dickman will serve on the Compensation and Audit Committees.

Following are the biographies of Messrs. Haupt and Sandberg. The biographies of all other persons holding the position of director and/or officer of our Company have previously been disclosed in prior reports we have filed with the Commission.

Charles Haupt. Since 2013 Mr. Haupt has been President and founder of New Energy Technology, Inc., a privately held Colorado corporation, which is a software based energy information and management company serving the commercial building market. Mr. Haupt received a Bachelor of Science degree from Arizona State University in 1989.

Jonathan Sandberg. Prior to Mr. Sandberg assuming his position as our Chief Financial Officer, from September 2016 through April 2017 he was self-employed as a contract controller, where he assisted companies in their finance, management and strategic planning efforts, budgeting, long range financial planning, internal controls and MD&A analysis, among other things. From August 2015 through September 2016 he was the controller for North Table Mountain Water, Denver, CO. From June 2014 through August 2015 he was Finance Director with DTC Energy. Prior, from December 2013 through June 2014 he was the controller for Salba Smart, Denver, CO. From December 2011 through December 2013, he was a senior auditor for EKS&H. He graduated from the University of Oregon in 2007 with a Bachelor of Science in Accounting and received a Bachelor of Science degree in liberal arts from Portland State University in 2003. He devotes substantially all of his time to our affairs.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our annual meeting of shareholders was held on Saturday, June 3, 2017 in Denver, CO. At this meeting a quorum was present and the following actions were adopted by our shareholders.

1.	Elect a Board of Directors to serve for terms of one to three years. See Item 5.02, above herein, for specific details of those persons nominated, their term and committee appointment. The vote was 6,267,441 for and 22,275 against; noting a total outstanding shares eligible to vote numbering 10,548,087 with these votes representing a quorum of the outstanding shares eligible to vote.

2.	Ratification of the appointment of BF Borgers CPA PC as our independent registered public accountant to audit our financial books and records for our fiscal year ending December 31, 2017. The vote was 6,285,111 for and 4,980 against; noting a total outstanding shares eligible to vote numbering 10,548,087 with these votes representing a quorum of the outstanding shares eligible to vote.

3.	Approval of an Agreement and Plan of Merger, dated as of February 27, 2017, by and between Medicine Man Technologies, Inc., Medicine Man Consulting, Inc., a wholly-owned subsidiary of Medicine Man Technologies, Inc. and Pono Publications, Ltd. See Item 2.01, above, for additional information on this matter. The vote was 6,280,794 for and 7,923 against; noting a total outstanding shares eligible to vote numbering 10,548,087 with these votes representing a quorum of the outstanding shares eligible to vote.

4.	Approval of a Share Exchange Agreement dated as of February 27, 2017, by and between Medicine Man Technologies, Inc., Success Nutrients, Inc. and the shareholders of Success Nutrients, Inc. See Item 2.01, above, for additional information on this matter. The vote was 6,279,433 for and 9,283 against; noting a total outstanding shares eligible to vote numbering 10,548,087 with these votes representing a quorum of the outstanding shares eligible to vote.

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5.	Approval of our 2017 Equity Incentive Plan, whereby we have reserved an aggregate of 1,500,000 shares for issuance thereunder. The vote was 6,284,848 for and 6,128 against; noting a total outstanding shares eligible to vote numbering 10,548,087 with these votes representing a quorum of the outstanding shares eligible to vote.

6.	Approval of the compensation of the named executive officers. The vote was 6,280,849 for and 10,127 against; noting a total outstanding shares eligible to vote numbering 10,548,087 with these votes representing a quorum of the outstanding shares eligible to vote.

7.	Approval of the frequency of advisory vote on executive compensation. The vote was 6,233,876 for and 56,800 against; noting a total outstanding shares eligible to vote numbering 10,548,087 with these votes representing a quorum of the outstanding shares eligible to vote.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements. The Registrant hereby undertakes to file the audited financial statements for Pono and SN for the fiscal years ended December 31, 2016 and 2015, along with the interim financial statements as of March 31, 2017 and the pro forma financial statements within 75 days from the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.
(Registrant)

Dated: June 8, 2017	By:	s/ Brett Roper
Brett Roper, Chief Executive Officer

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